EXHIBIT 10.8.34

Execution Version

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of February 14, 2008, is entered into by and between WESTAFF (USA), INC., a California corporation (“Debtor”), having an office at 298 North Wiget Lane, Walnut Creek, California 94598, and U.S. BANK NATIONAL ASSOCIATION, with an office at 633 West Fifth Street, 29th Floor, Los Angeles, California 90071, as Agent (in such capacity and as used herein, “Agent”) for the benefit of the Secured Parties (as such term is defined in the Financing Agreement, defined below, and as such term is used herein (the “Secured Parties”), with reference to the following facts:

RECITALS

A.            Debtor has adopted, used and is using, and is the owner of the entire right, title, and interest in and to the trademarks, trade names, terms, designs and applications therefor described in Schedule A annexed hereto and made a part hereof; and

B.            Debtor, Westaff, Inc., a Delaware corporation and the sole shareholder of Debtor (“Parent Guarantor”), the Lenders party thereto (collectively, the “Lenders”) and Agent are entering into a Financing Agreement of even date herewith (the “Financing Agreement”), pursuant to which Agent and the Lenders propose to provide certain credit facilities to Debtor (the Financing Agreement, together with this Agreement, and all other related documents, agreements, instruments, as the same may now exist or may hereafter be amended or supplemented, are referred to herein collectively as the “Loan Documents”).

C.            Concurrently therewith and herewith, (i) Parent Guarantor is entering into a Continuing Guaranty dated as of even date herewith in favor of Agent for the benefit of the Secured Parties (the “Parent Guaranty”), pursuant to which Parent Guarantor agrees to guaranty the payment and performance of Debtor’s obligations under the Financing Agreement and the other Loan Documents; and (ii) Westaff Support, Inc., a California corporation and a wholly owned subsidiary of Debtor (“Westaff Support”), and MediaWorld International a California corporation and a wholly owned subsidiary of Debtor (“MediaWorld International”), are similarly entering into a Continuing Guaranty dated as of even date herewith in favor of Agent for the benefit of the Secured Parties (the “Subsidiary Guaranty”), pursuant to which Westaff Support and MediaWorld agree to guaranty the payment and performance of Debtor’s obligations under the Financing Agreement and the other Loan Documents.

D.            Concurrently therewith and herewith, Debtor, Parent Guarantor, Westaff Support and MediaWorld are entering into a Security Agreement dated as of even date herewith in favor of Agent for the benefit of the Secured Parties (the “Master Security Agreement”), pursuant to which Debtor, Parent Guarantor, Westaff Support and MediaWorld, collectively as grantors, agree to grant to Agent a perfected first priority security interest in substantially all of each such grantor’s personal property assets (subject only to Permitted Liens (as defined in the Financing Agreement), including all of Debtor’s rights, title and interest in the Collateral (as defined below).

NOW, THEREFORE, and in consideration and in furtherance of, and in order to give effect to, the foregoing recitals, the parties hereto agree as follows:

1.             SECURITY INTEREST

In order to induce Agent and the Secured Parties to enter into the Loan Documents and in consideration thereof, Debtor hereby grants to Agent, for the benefit of the Secured Parties, a security interest in:

(a)           all of Debtor’s now existing or hereafter acquired rights and interest in and to: all of Debtor’s trademarks, trade names, trade styles and service marks; all prints and labels on which such trademarks, trade names, trade styles and service marks appear, have appeared or will appear, and all designs and general intangibles of a like nature; all applications, registrations and recordings relating to the foregoing in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, any political subdivision thereof or in any other countries, and all reissues, extensions and renewals thereof including those trademarks, terms, design and applications described in Schedule A hereto (the “Trademarks”);

(b)           the goodwill of the business symbolized by each of the Trademarks, including, without limitation, all customer lists and other records relating to the distribution of products or services bearing the Trademarks; and

(c)           any and all proceeds of any of the foregoing, including, without limitation, any claims by Debtor against third parties for infringement of the Trademarks or of any licenses with respect thereto.

All of the foregoing described in clauses (a), (b) and (c) above are collectively referred to herein as the “Collateral”.

2.             OBLIGATIONS SECURED

The security interests granted to Agent in this Agreement shall secure the prompt and indefeasible payment and performance of the “Obligations” (as defined in the Financing Agreement and as such term us used herein, the “Obligations”).

3.             WARRANTIES AND COVENANTS

Debtor hereby covenants, represents and warrants that (all of such covenants, representations and warranties being continuing in nature until the Obligations are Paid in Full (as defined in the Financing Agreement)):

A.            All of the existing Collateral is valid and subsisting in full force and effect to Debtor’s knowledge, and Debtor owns sole, full, and clear title thereto, and has the right and power to grant the security interests granted hereunder.  Debtor will, at Debtor’s expense, perform all acts and execute all documents reasonably necessary to maintain the existence of the Collateral as valid, subsisting and registered trademarks including without limitation the filing of any renewal affidavits and applications.  The Collateral is not subject to any lien, security interest, claim or encumbrance (“Lien”), except the security interests granted hereunder, the licenses, if any, which are specifically described in Schedule B hereto and Permitted Liens (as defined in the Financing Agreement).

B.            Debtor will not assign, sell, mortgage, lease, transfer, pledge, hypothecate, grant a security interest in or Lien upon, encumber, grant an exclusive or non-exclusive license relating thereto, except to Agent, or otherwise dispose of, any of the Collateral without the prior written consent of Agent, which will not be unreasonably withheld, except for non-exclusive licenses in the ordinary course of Debtor’s business and as permitted under Section 10.24 of the Financing Agreement, except for (i) non-exclusive licenses in the ordinary course of Debtor’s business and (ii) exclusive registered user agreements or licenses limited in geographic scope granted to franchisees in the ordinary course of Debtor’s business and in accordance with Section 10.24(c) of the Financing Agreement.

C.            Debtor will, at Debtor’s expense, perform all acts and execute all documents reasonably requested at any time by Agent to evidence, perfect, maintain, record, or enforce the security interest in the Collateral granted hereunder or to otherwise further the provisions of this Agreement.  Debtor hereby authorizes Agent to execute and file one or more financing statements (or similar documents) with respect to the Collateral.  Debtor further authorizes Agent to have this or any other similar security agreement filed with the Commissioner of Patents and Trademarks or other appropriate federal, state or government office.

D.            Debtor will, concurrently with the execution and delivery of this Agreement, execute and deliver to Agent an original of a Power of Attorney in the form of Exhibit 1 annexed hereto for the implementation of the assignment, sale or other disposition of the Collateral pursuant to Agent’s exercise of the rights and remedies granted to Agent hereunder.  Agent agrees it will only exercise the Power of Attorney upon the occurrence and during the continuation of an Event of Default under (and as defined in) the Financing Agreement.

E.             Agent may, in its sole discretion, pay any amount or do any act which Debtor fails to pay or do as required hereunder or as requested by Agent to maintain and preserve the Collateral, defend, protect, record, amend or enforce the Obligations, the Collateral, or the security interest granted hereunder, including, but not limited to, all filing or recording fees, court costs, collection charges and reasonable attorneys’ fees.  Debtor will be liable to Agent for any such payment, which payment shall be deemed a borrowing by Debtor from Agent, and shall be payable on demand together with interest at the applicable rate set forth in the Loan Documents and shall be part of the Obligations secured hereby.

F.             As of the date hereof, Debtor does not have any Trademarks registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States other than those described in Schedule A annexed hereto.

G.            Debtor shall notify Agent in writing of the filing of any application for the registration of a Trademark with the United States Patent and Trademark Office or any similar office or agency in the United States or any state therein within thirty (30) days of such filing.  Upon request of Agent, Debtor shall execute and deliver to Agent any and all assignments, agreements, instruments, documents, and such other papers as may be requested by Agent to evidence the security interests of Agent in or Trademark.

H.            Debtor has not abandoned any of the Trademarks material to the conduct of the business and Debtor will not do any act, nor omit to do any act, whereby such Trademarks may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable except where Debtor, in the good faith exercise of its business judgment, has otherwise determined that such Trademark is not material to the business or operations of Debtor.  Debtor shall notify Agent immediately if Debtor knows or has reason to know of any reason why any application, registration, or recording may become abandoned, canceled, invalidated, unenforceable, avoided, or avoidable.

I.              Debtor shall render any assistance, as Agent may determine is reasonably necessary, to Agent in any proceeding before the United States Patent and Trademark Office, any federal or state court, or any similar office or agency in the United States or any state therein or any other country to maintain such application and registration of the Trademarks as Debtor’s exclusive property and to protect Agent’s interest therein, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference, and cancellation proceedings.

J.             Debtor shall promptly notify Agent if Debtor (or any affiliate or subsidiary thereof) learns of any use by any person of any other process or product which infringes upon any Trademark.  If reasonably requested by Agent, Debtor, at Debtor’s expense, shall join with Agent in an infringement action as Agent, in Agent’s reasonable discretion, may deem advisable for the protection of Agent’s rights and interests in and to the Trademarks.

K.            Debtor assumes all responsibility and liability arising from the use of the Trademarks by Debtor, and Debtor hereby indemnifies and holds Agent harmless from and against any claim, suit, loss, damage, or expense (including reasonable attorneys’ fees) arising out of any alleged defect in any product manufactured, promoted, or sold by Debtor (or any affiliate or subsidiary thereof) in connection with any Trademark or out of the manufacture, promotion, labeling, sale or advertisement of any such product by Debtor (or any affiliate or subsidiary thereof) except for claims, suits, losses, damages or expenses to the extent resulting from the Agent’s gross negligence or willful misconduct.

4.             RIGHTS AND REMEDIES

Upon the occurrence and during the continuance of an Event of Default and at any time thereafter, in addition to all other rights and remedies of Agent and the Secured Parties, whether provided under applicable law, this Agreement or any of the other Loan Documents or otherwise, and after expiration of any grace period, Agent shall have the following rights and remedies which may be exercised without notice to, or consent by, Debtor, except as such notice or consent is expressly provided for hereunder:

A.            Agent may make use of any Trademarks for the sale of goods or rendering of services in connection with enforcing any other security interest granted by Debtor to Agent.

B.            Agent may grant such license or licenses relating to the Collateral for such term or terms, on such conditions, and in such manner as Agent shall in its sole discretion deem appropriate.  Such license or licenses may be general, special, or otherwise and may be granted on an exclusive or non-exclusive basis throughout all or any part of the United States of America, its territories and possessions, and all foreign countries.

C.            Agent may assign, sell, or otherwise dispose of the Collateral or any part thereof, either with or without special conditions or stipulations, except that Agent agrees to provide Debtor with ten (10) days prior written notice of any proposed disposition of the Collateral.  Agent shall have the power to buy the Collateral or any part thereof, and Agent shall also have the power to execute assurances and perform all other acts which Agent may, in Agent’s sole discretion, deem appropriate or proper to complete such assignment, sale or disposition.  In any such event, Debtor shall be liable for any deficiency.

D.            In addition to the foregoing, in order to implement the assignment, sale, or other disposition of any of the Collateral pursuant to subparagraph 4C above, Agent may at any time execute and deliver on behalf of Debtor, pursuant to the authority granted in the Powers of Attorney described in subparagraph 3E above, one or more instruments of assignment of the Trademarks (or any application, registration, or recording relating thereto), in form suitable for filing, recording or registration.  Debtor agrees to pay Agent on demand all costs incurred in any such transfer of the Collateral, including, but not limited to, any taxes, fees, and reasonable attorneys’ fees.

E.             Agent and the Secured Parties may apply the proceeds actually received from any such license, assignment, sale or other disposition of Collateral first to the reasonable costs and expenses thereof, including, without limitation, reasonable attorneys’ fees and all legal, travel, and other expenses which may be incurred by Agent.  Thereafter, Agent and the Secured Parties may apply any remaining proceeds to such of the Obligations as Agent and the Secured Parties may in its and their sole discretion determine.  Debtor shall remain liable to Agent for any expenses or obligations remaining unpaid after the application of such proceeds, and Debtor shall pay Agent on demand any such unpaid amount, together with interest at the default rate set forth in the Loan Agreement.

F.             In the event that any such license, assignment, sale or disposition of the Collateral (or any part thereof) is made after the occurrence of an Event of Default, Debtor shall supply to Agent or Agent’s designee Debtor’s knowledge and expertise relating to the manufacture and sale of the products and services bearing the Trademarks and Debtor’s customer lists and other records relating to the Trademarks and the distribution thereof.

Nothing contained herein shall be construed as requiring Agent to take any such action at any time.  All of Agent’s rights and remedies, whether provided under law, the Agreements, this Agreement, or otherwise, shall be cumulative and none is exclusive.  Such rights and remedies may be enforced alternatively, successively, or concurrently.

5.             MISCELLANEOUS

A.            Any failure or delay by Agent to require strict performance by Debtor of any of the provisions, warranties, terms and conditions contained herein or in any other agreement, document, or instrument, shall not affect Agent’s right to demand strict compliance and performance therewith, and any waiver of any Event of Default shall not waive or affect any other Event of Default, whether prior or subsequent thereto, and whether of the same or of a different type.  None of the warranties, conditions, provisions, and terms contained herein or in any other agreement, document, or instrument shall be deemed to have been waived by any act or knowledge of Agent or any other Secured Party, or any of its or their agents, officers, or employees, but only by an instrument in writing, signed by an officer of Agent and directed to Debtor, specifying such waiver.

B.            All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by facsimile (fax), telex or telegram, immediately upon sending; if by any overnight delivery service, one day after dispatch; and if mailed by first class or certified mail, three (3) days after mailing.  All notices, requests and demands are to be given or made to the respective parties at the following addresses (or to such other addresses as either party may designate by notice in accordance with the provisions of this paragraph):

If to Debtor:	WESTAFF (USA), INC.
298 North Wiget Lane
Walnut Creek, California 94598
Attn: Chief Financial Officer

If to Agent:	U.S. BANK NATIONAL ASSOCIATION,
as Agent
633 West Fifth Street, 29th Floor
Los Angeles, California 90071
Attn: Westaff (USA), Inc. Account Officer

C.            In the event that any provision hereof shall be deemed to be invalid by any court, such invalidity shall not affect the remainder of this Agreement.

D.            This Agreement shall be binding upon and for the benefit of the parties hereto and their respective legal representatives, successors and assigns.  No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement signed by the party to be charged thereby.

E.             The security interest granted to Agent shall terminate and the Collateral will be reassigned to Debtor, at Debtor’s sole expense, upon termination of the Financing

Agreement and Payment in Full (as defined in the Financing Agreement) to Agent and the Secured Parties of all Obligations thereunder.

F.             THE VALIDITY, INTERPRETATION AND EFFECT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE LAWS OF THE STATE OF CALIFORNIA.

{Signature Pages Follow}

IN WITNESS WHEREOF, Debtor and Agent have executed this Agreement as of the day and year first above written.

DEBTOR:

WESTAFF (USA), INC., a California corporation

By:	/s/ Dawn M. Jaffray
Dawn M. Jaffray
Senior Vice President and Chief Financial Officer

AGENT:

U.S.BANK NATIONAL ASSOCIATION,
as Agent for the benefit of the Secured Parties

By:	/s/ Susan V. Freed
Susan V. Freed
Vice President